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                                                                   Exhibit 10.17

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                                 THIRD AMENDMENT
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
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         Third Amendment dated as of March 16, 1999 to Revolving Credit and Term
Loan Agreement (the "Third Amendment"), by and among STRIDE & ASSOCIATES, INC. a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Revolving Credit and Term Loan Agreement dated as of June 4, 1998 (as amended by the First Amendment to Revolving Credit and Term Loan Agreement dated as of August 10, 1998 and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMent. The definition of "Consolidated Excess Cash Flow" is hereby amended by inserting immediately after the words "(other than payments made in respect of the prior fiscal year's Consolidated Excess Cash Flow)", the words ", PLUS (iii) for the 1998 fiscal year, those closing expenses incurred by the Borrower on or prior to the Closing Date which are approved by the Agent for such period"

         SECTION 2. AMENDMENT TO SECTION 4 OF THE CREDIT AGREEMENT. Section 4 of the Credit Agreement is hereby amended by as follows:

                  (a) Section 4.3.2 of the Credit Agreement is hereby amended by deleting the words "is equal to or less than 1.50:1.00" which appear in Section 4.3.2 and substituting in place thereof the words "is equal to or greater than 1.50:1.00".

                  (b) Section 4.3.3 of the Credit Agreement is hereby amended by deleting Section 4.3.3 in its entirety and restating it as follows:

                           4.3.3. PROCEEDS OF ASSET DISPOSITIONS AND EQUITY
                  ISSUANCES. In the event the Borrower or any of its Subsidiaries receives any (a) Net Cash Sale Proceeds from any Asset Sales permitted by Section 9.5.2 (except for any Net Cash Sale Proceeds received by the Borrower from the sale or other disposition of obsolete assets as permitted by Section 9.5.2 so long as the Borrower uses such Net Cash Sale Proceeds to

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                  purchase replacement assets within twelve (12) months from the date of such sale or other disposition); or (b) Net Cash Proceeds from any Equity Issuances by the Borrower and its Subsidiaries after the Closing Date (except for Net Cash Proceeds received by the Borrower from Equity Issuances of the Borrower (i) made in connection with its Stock Option Plan or to members of the Company's management (other than in connection with the sale of Equity Issuances to such members of management in the Initial Public Offering); or (ii) to Investors of the Borrower existing on the Closing Date so long as no Event of Default has occurred and is continuing and provided such Net Cash Proceeds are not received in connection with the sale of Equity Issuances to the Investors in the Initial Public Offering), the Borrower shall make a prepayment of principal on the Term Loan in an amount equal to 100% of such Net Cash Sale Proceeds or Net Cash Proceeds, as the case may be, with such prepayment to be applied to the Term Loan based on the then outstanding amount of the Term Loan and applied against the scheduled installments of principal due on the Term Loan on a pro rata basis; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Borrower shall be permitted to use all or any portion of the proceeds of an Equity Issuance to redeem the Redeemable Preferred Stock outstanding on such date and/or the Subordinated Notes PROVIDED (a) either (i) the Leverage Ratio is less than or equal to 1.00:1.00 on a pro forma basis immediately after giving effect to any prepayments or
                  (ii) in the event such proceeds are from the Borrower's Initial Public Offering, (1) the Borrower shall have received Net Cash Proceeds from such Initial Public Offering of not less than $46,000,000; (2) the Borrower shall apply 100% of the Net Cash Proceeds remaining after redeeming the Redeemable Preferred Stock held by the Summit Investors and repaying the Subordinated Notes (which remaining amount shall in no event be less than $2,000,000) to repay the outstanding principal amount of the Term Loan, to be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity and (3) the Borrower shall pay to the Agent for the pro rata accounts of the Banks a fee in the amount of 1/4% on the Total Commitment plus the outstanding amount of the Term Loans after giving effect to any prepayment made pursuant to subparagraph (2) above, such fee to be due and payable upon receipt of such Net Cash Proceeds; (b) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; and (c) the Summit Investors at all times prior to and after giving effect to such a redemption are the legal and beneficial owners of not less than twenty-five percent (25%) of the capital stock of the Borrower.

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall not become effective until the Agent receives a counterpart of this Third Amendment, executed by the Borrower and the Majority Banks.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Third Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Third Amendment

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and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

         SECTION 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 6. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

         SECTION 7. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 8. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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         IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as a document under seal as of the date first above written.


                               STRIDE & ASSOCIATES, INC.

                               By: /s/ Anthony Groves
                                   ---------------------------------------
                                   Title: Chief Executive Officer


                               BANKBOSTON, N.A.,
                                 individually and as Agent

                               By: /s/ John B. Desmond
                                   --------------------------------------
                                   Vice President


                               IMPERIAL BANK

                               By: /s/ Paula O. Pouripauskur
                                   --------------------------------------
                                   Title: Vice President


                               SILICON VALLEY BANK

                               By: /s/ Janet Bran
                                   --------------------------------------
                                   Title: Senior Vice President